July 18, 2018 U.S. Securities and Exchange Commission 100 F Street, NE Washington, DC 20549 Re: CTI BioPharma Corp. File No. 001-12465 Commissioners: We have read the statement made by CTI BioPharma Corp. under Item 4.01 of its Form 8-K dated July 18, 2018. We agree with the statement concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of CTI BioPharma Corp. contained therein. Very truly yours, Marcum LLP n One Montgomery Street n Suite 1700 n San Francisco, California 94104 n Phone 415.432.6200 n Fax 415.432.6201 n marcumllp.com